Exhibit 8.1

10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Tel: +1.424.653.5500 Fax: +1.424.653.5501 www.lw.com

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Regency Centers Corporation

One Independent Drive, Suite 114

Jacksonville, Florida 32202

Re:	Current Report on Form 8-K

To the addressee set forth above:

We have acted as special tax counsel to Regency Centers Corporation, a Florida corporation (the “Company”), and Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Current Report on Form 8-K (the “Current Report”), including Exhibit 99.1 thereto. The discussion contained in Exhibit 99.1 to the Current Report under the caption “Federal Income Tax Considerations” supersedes and replaces in its entirety the discussion under the caption “Certain Material Federal Income Tax Considerations” in the prospectus dated March 23, 2023 (the “Base Prospectus”), which is a part of the Registration Statement on Form S-3 (the “Registration Statement”) (File Nos. 333-270763 and 333-270763-01) filed by the Company and the Partnership with the Commission on March 23, 2023, which provides that it will be supplemented by one or more prospectus supplements, and which is also attached to (a) the prospectus supplement dated August 8, 2023 filed by the Company with the Commission on August 8, 2023 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (“Rule 424(b)”), (b) the prospectus supplement dated January 8, 2024 filed by the Partnership with the Commission on January 9, 2024 pursuant to Rule 424(b), and (c) the prospectus supplement dated August 12, 2024 filed by the Partnership with the Commission on August 13, 2024 pursuant to Rule 424(b).

You have requested our opinion concerning certain of the federal income tax considerations relating to the Company. This opinion is based on certain assumptions and factual representations, including the facts set forth in the Registration Statement and the Base Prospectus, concerning the business, assets and governing documents of the Company, the Partnership and their subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company, the Partnership and their subsidiaries with respect to certain factual matters through a certificate of an officer of the Company, dated as of the date hereof (the “Officer’s Certificate”).

January 6, 2025

In our capacity as special tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us that are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein only with respect to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, and subject to the qualifications, assumptions, representations and limitations set forth herein, we hereby confirm that:

1. Commencing with the Company’s taxable year ended December 31, 2021, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2. The statements set forth in Exhibit 99.1 to the Current Report under the caption “Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any such change may affect the conclusions stated herein. Also, any variation or difference in the facts from those set forth in the Registration Statement, the Base Prospectus or the Officer’s Certificate may affect the conclusions stated herein. As described in the Base Prospectus, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet the various requirements imposed under the Code, including through

January 6, 2025

actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements. In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.

This opinion is rendered only to you and is solely for your benefit in connection with the Current Report upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion, provided that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We consent to your filing this opinion as an exhibit to the Current Report and to the reference to our firm contained in Exhibit 99.1 to the Current Report under the caption “Federal Income Tax Considerations.” Additionally, we hereby consent to the incorporation by reference of this opinion as an exhibit to the registration statements on Form S-3 and S-3ASR of the Company and the Partnership under the Securities Act of 1933, as amended (Nos. 333-125858, 333-202971, 333-270763 and 333-270763-01) and to the reference to our firm name in such registration statements under the captions “Certain Material Federal Income Tax Considerations,” “Material U.S. Federal Income Tax Considerations” or “Certain Federal Income Tax Considerations,” as applicable, and “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP